                            Subject to completion, Pricing Supplement dated December 30, 2005

PROSPECTUS Dated November 14, 2005                                                   Pricing Supplement No. 29 to
PROSPECTUS SUPPLEMENT                                                       Registration Statement No. 333-129243
Dated November 14, 2005                                                                  Dated             , 2006
                                                                                                   Rule 424(b)(2)

                                                       $
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                 Senior Fixed Rate Notes
                                                 ----------------------
                                         Bear Market PLUS(SM) due February 5, 2007
                             Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                                          Based Inversely on the Price of Gold

Unlike ordinary debt securities, the Bear Market PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of Bear Market PLUS that you hold an amount in cash based upon the change in the price of unallocated gold bullion, which we refer to as gold, at maturity.

o    The principal amount and issue price of each Bear Market PLUS is $10.

o    We will not pay interest on the Bear Market PLUS.

o    If at maturity the final gold price is less than or equal to the initial gold price, you will receive for each $10 principal amount of Bear Market PLUS that you hold a payment equal to $10 plus the enhanced downside payment, which is equal to $10 multiplied by 200% of the percent decrease in the price of gold.

     o    The percent decrease in the price of gold will be equal to (i) the initial gold price minus the final gold price divided by (ii) the initial gold price.

o    If at maturity the final gold price is greater than the initial gold price, you will receive for each $10 principal amount of Bear Market PLUS that you hold a payment at maturity equal to $10 less the upside reduction amount, subject to a minimum payment at maturity of $5, or 50% of the principal amount of the Bear Market PLUS.

     o    The upside reduction amount will be equal to $10 multiplied by the gold percent increase. The gold percent increase will be equal to (i) the final gold price minus the initial gold price divided by (ii) the initial gold price.

     o    The initial gold price is     , the morning fixing price per troy ounce of gold, stated in U.S. dollars, as calculated by the London Bullion Market Association and displayed on Reuters Page "GoFo," which we refer to as the morning fixing price, on the day we price the Bear Market PLUS for initial sale to the public.

     o    The final gold price will equal the morning fixing price on the fifth scheduled trading day prior to the maturity date, which we refer to as the valuation date.

o    Investing in the Bear Market PLUS is not equivalent to investing in or taking a short position with respect to gold.

o    The Bear Market PLUS will not be listed on any securities exchange.

o    The CUSIP number for the Bear Market PLUS is 61747Y568.

You should read the more detailed description of the Bear Market PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Bear Market PLUS."

The Bear Market PLUS are riskier than ordinary debt securities.  See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                  -------------------
                                             PRICE $10 PER BEAR MARKET PLUS
                                                  -------------------

                                                        Price to
                                                         Public     Agent's Commissions(1)  Proceeds to Company
                                                     ------------ ------------------------ ---------------------
Per Bear Market PLUS.................................      $                  $                      $
Total................................................      $                  $                      $

---------------------------------------
(1)  For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the Bear Market PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the Bear
Market PLUS, see the section of this pricing supplement called "Description of Bear Market PLUS--Supplemental
Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Bear
Market PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The Bear Market PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the Bear
Market PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The Bear Market PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not
be offered or sold publicly in Chile. No offer, sales or deliveries of the Bear Market PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The Bear Market PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent
has not issued and will not issue any advertisement, invitation or document relating to the Bear Market PLUS, whether in
Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bear
Market PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors"
within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The Bear Market PLUS have not been registered with the National Registry of Securities maintained by the Mexican
National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Bear Market PLUS may not be circulated or distributed, nor may the Bear Market PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in
Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Bear Market PLUS to the public in Singapore.

                                                          PS-2

========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the Bear Market PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The Bear Market PLUS offered are medium-term debt securities of Morgan Stanley. The return on the Bear Market PLUS at maturity is based inversely on the change in the price of unallocated gold bullion, which we refer to as gold, at maturity.

Each Bear Market PLUS costs $10  We, Morgan Stanley, are offering Bear Market PLUS(SM) due February 5, 2007,
                                 Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based Inversely on
                                 the Price of Gold, which we refer to as the Bear Market PLUS.  The principal amount and issue price of each Bear Market PLUS is $10.

                                 The original issue price of the Bear Market PLUS includes the agent's commissions paid with respect to the Bear Market PLUS and the cost of hedging our obligations under the Bear Market PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the
                                 Bear Market PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Bear Market PLUS.  See "Risk
                                 Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and
                                 "Description of Bear Market PLUS--Use of Proceeds and Hedging."

No interest; only 50%            Unlike ordinary debt securities, the Bear Market PLUS do not pay interest and
guaranteed return of principal   guarantee only 50% of the principal at maturity.  If the final gold price is
at maturity                      greater than the initial gold price, we will pay to you an amount in cash per Bear
                                 Market PLUS that is less than the $10 issue price of each Bear Market PLUS by an amount proportionate to the increase in the price of gold, subject to a minimum payment at maturity of $5, or 50% of the principal amount of the Bear Market PLUS.

                                 The initial gold price is $            , the morning fixing price per troy ounce of
                                 gold, stated in U.S. dollars, as calculated by the London Bullion Market
                                 Association and displayed on Reuters Page "GoFo," which we refer to as the morning fixing price, on the day we price the Bear Market PLUS for initial sale to the public.

                                 The final gold price will equal the morning fixing price on the fifth scheduled trading day prior to the maturity date, which we refer to as the valuation date.
                                 If a market disruption event occurs on the scheduled valuation date or the scheduled valuation date is not otherwise a trading day, the valuation date will be the immediately succeeding trading day during which no market disruption event shall have occurred; provided that, if a market disruption event has occurred on each of the three trading days immediately succeeding the scheduled valuation date, the calculation agent will determine the final gold price on such third succeeding trading day in accordance with the section of this pricing supplement called
                                 "Description of Bear Market PLUS--Fallback Reference Dealer Determination."

Payment at maturity based on     At maturity, you will receive for each $10 principal amount of Bear Market PLUS
the price of gold                that you hold an amount in cash based inversely upon the price of gold, determined as follows:

                                                          PS-3

========================================================================================================================

                                 o    If the final gold price is less than or equal to the initial gold price, you will receive for each $10 principal amount of Bear Market PLUS that you hold a payment at maturity equal to:

                                        $10    +    enhanced downside payment,

                                      where,

                                        enhanced downside payment   =   $10  x  200%   x    gold percent decrease

                                        and

                                                                     initial gold price - final gold price
                                        gold percent decrease   =   ----------------------------------------
                                                                              initial gold price

                                 o    If the final gold price is greater than the initial gold price, you will receive for each $10 principal amount of Bear Market PLUS that you hold a payment at maturity equal to:

                                        $10   -    upside reduction amount

                                      where,

                                        upside reduction amount   =   $10    x    gold percent increase,

                                        and

                                                                       final gold price - initial gold price
                                        gold percent increase     =   ---------------------------------------
                                                                               initial gold price

                                        Under no circumstances will the Bear Market PLUS pay less than the minimum payment at maturity of $5 per Bear Market PLUS.

                                  On PS-6, we have provided a graph titled "Hypothetical Payouts on the Bear Market
                                  PLUS at Maturity," which illustrates the performance of the Bear Market PLUS at maturity over a range of hypothetical percentage changes in the price of gold.
                                  The graph does not show every situation that may occur.

                                  You can review the historical prices of gold in the section of this pricing supplement called "Description of Bear Market PLUS--Historical Information."
                                  Investing in the Bear Market PLUS is not equivalent to investing in or taking a short position with respect to gold.

You may revoke your offer to      We are using this pricing supplement to solicit from you an offer to purchase the
purchase the Bear Market PLUS     Bear Market PLUS.  You may revoke your offer to purchase the Bear Market PLUS at
prior to our acceptance           any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the Bear Market PLUS prior to their issuance.  In the event of any material changes to the terms of the Bear Market PLUS, we will notify you.

                                                          PS-4

========================================================================================================================

MS & Co. will be the              We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its
Calculation Agent                 successors, which we refer to as MS & Co., to act as calculation agent for
                                  JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the initial gold price, the final gold price, the percentage increase or decrease in the price of gold, the payment to you at maturity and whether a market disruption event has occurred.

Where you can find more           The Bear Market PLUS are senior notes issued as part of our Series F medium-term
information on the Bear Market    note program.  You can find a general description of our Series F medium-term note
PLUS                              program in the accompanying prospectus supplement dated November 14, 2005.  We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                  Notes."

                                  Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the Bear Market
                                  PLUS, you should read the "Description of Bear Market PLUS" section in this pricing supplement.  You should also read about some of the risks involved in investing in Bear Market PLUS in the section called "Risk Factors."  The tax treatment of investments in notes such as these differ from that of investments in ordinary debt securities.  See the section of this pricing supplement called
                                  "Description of Bear Market PLUS--United States Federal Income Taxation."  We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the Bear Market PLUS.

How to reach us                   You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                                  761-4000).

                                                          PS-5

========================================================================================================================

                                HYPOTHETICAL PAYOUTS ON THE BEAR MARKET PLUS AT MATURITY

     For each Bear Market PLUS, the following graph illustrates the payment at maturity on the Bear Market PLUS for a range of hypothetical percentage changes in the price of gold. The PLUS Zone illustrates the leveraging effect of the leverage factor. The graph is based on the following hypothetical terms:

     o    Issue Price per Bear Market PLUS: $10

     o    Initial Gold Price: 500

     o    Leverage Factor: 200%

     o    Minimum Payment at Maturity: $5 (50% of the Issue Price)

     Where the final gold price is less than or equal to the initial gold price, the payment at maturity on the Bear
Market PLUS reflected in the graph below is greater than or equal to the $10 principal amount per Bear Market PLUS.

     Where the final gold price is greater the initial gold price, the payment at maturity on the Bear Market PLUS reflected in the graph below is less than the $10 principal amount per Bear Market PLUS, subject to the minimum payment at maturity.

The Price of Gold
The Bear Market PLUS
Payout on Bear Market PLUS at Maturity
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
PLUS Zone
$5 Minimum Payment at Maturity
-100%
-75%
-50%
-25%
0%
25%
50%
75%
100%
Percentage Change in the Price of Gold

                                                         PS-6

========================================================================================================================

                                                      RISK FACTORS

     The Bear Market PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the Bear Market PLUS do not pay interest and guarantee only 50% of the principal at maturity. This section describes the most significant risks relating to the Bear Market PLUS. You should carefully consider whether the Bear
Market PLUS are suited to your particular circumstances before you decide to purchase them.

The Bear Market PLUS do not      The terms of the Bear Market PLUS differ from those of ordinary debt securities in that
pay interest and guarantee       we will not pay you interest on the Bear Market PLUS and will guarantee only 50% of the
only 50% of principal at         principal at maturity. Instead, at maturity you will receive for each $10 principal
maturity                         amount of Bear Market PLUS that you hold an amount in cash based upon the final gold price. If the final gold price is less than or equal to the initial gold price, you will receive an amount in cash equal to $10 plus the enhanced downside payment. If the final gold price is greater than the initial gold price, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each Bear Market PLUS by an amount proportionate to the increase in the price of gold, subject to a minimum payment at maturity of $5, or 50% of the principal amount of each
                                 Bear Market PLUS. See "Hypothetical Payouts on the Bear Market PLUS at Maturity" on
                                 PS-6.

The Bear Market PLUS will not    The Bear Market PLUS will not be listed on any exchange. Therefore, there may be
be listed                        little or no secondary market for the Bear Market PLUS. MS & Co. currently intends to act as a market maker for the Bear Market PLUS but is not required to do so.
                                 Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Bear Market PLUS easily. Because we do not expect that other market makers will participate significantly in the secondary market for the
                                 Bear Market PLUS, the price at which you may be able to trade your Bear Market PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the Bear Market PLUS.

Market price of the Bear         Several factors, many of which are beyond our control, will influence the value of
Market PLUS may be influenced    the Bear Market PLUS in the secondary market and the price at which MS & Co. may be
by many unpredictable factors    willing to purchase or sell the Bear Market PLUS in the secondary market, including:

                                 o    the value of gold at any time

                                 o    the volatility (frequency and magnitude of changes in value) of gold

                                 o    interest and yield rates in the market

                                 o    geopolitical conditions and economic, financial, political, regulatory or judicial events that affect gold and which may affect the final gold price

                                 o    the time remaining until the Bear Market PLUS mature

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price you will receive if you sell your Bear Market PLUS prior to maturity.  For example, you may have to sell your
                                 Bear Market PLUS at a substantial discount from the principal amount if at the time of sale the price of gold is above the initial gold price.

                                                          PS-7

========================================================================================================================

                                 You cannot predict the future performance of the price of gold based on its historical performance.  The price of gold may increase so that you will receive at maturity a payment that is less than the principal amount of the Bear Market PLUS by an amount proportionate to the increase in the price of gold, subject to a minimum payment at maturity of $5, or 50% of the principal amount of each Bear
                                 Market PLUS.  In addition, there can be no assurance that the price of gold will decrease so that you will receive at maturity an amount in excess of the principal amount of the Bear Market PLUS.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase Bear Market PLUS in secondary
hedging in the original issue    market transactions will likely be lower than the original issue price, since the
price is likely to adversely     original issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the Bear Market PLUS, as well as the projected profit included in the cost of hedging our obligations under the Bear Market PLUS.
                                 In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

The price of gold may change     The commodity markets, including the gold markets, are generally subject to
unpredictably and affect the     temporary distortions or other disruptions due to various factors, including the
value of the Bear Market PLUS    lack of liquidity in the markets, the participation of speculators, and government
in unforeseeable ways            regulation and intervention.

                                 Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors.  These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events.
                                 Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

The economic interests of the    The economic interests of the calculation agent and other affiliates of ours are
calculation agent and other      potentially adverse to your interests as an investor in the Bear Market PLUS.
affiliates of ours are
potentially adverse to your      As calculation agent, MS & Co. will determine the initial gold price and the final
interests                        gold price, and calculate the amount of cash, if any, you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events may affect the payout to you at maturity.  See the sections of this pricing supplement called "Description of Bear Market PLUS--Market Disruption Event" and
                                 "--Fallback Reference Dealer Determination."

                                 The original issue price of the Bear Market PLUS includes the agent's commissions and certain costs of hedging our obligations under the Bear Market PLUS.  The subsidiaries through which we hedge our obligations under the Bear Market PLUS expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

                                                          PS-8

========================================================================================================================

Hedging and trading activity     We expect that MS & Co. and other affiliates of ours will carry out hedging
by the calculation agent and     activities related to the Bear Market PLUS (and possibly to other instruments
its affiliates could             linked to the price of gold), including trading in futures and options contracts on
potentially adversely affect     the price of gold as well as other instruments related to gold.  MS & Co. and some
the value of the Bear Market     of our other subsidiaries also trade gold and other financial instruments related
PLUS                             to gold on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the Bear Market PLUS for initial sale to the public could potentially decrease the initial gold price and, as a result, make it less likely that the price of gold will close below the initial gold price on the valuation date such that you will receive a payment at maturity that exceeds the principal amount of the Bear Market PLUS.  Additionally, such hedging or trading activities during the term of the Bear Market PLUS could potentially affect the price of gold on the valuation date and, accordingly, the amount of cash you will receive at maturity.

Because the characterization     You should also consider the U.S. federal income tax consequences of investing in
of the Bear Market PLUS for      the Bear Market PLUS.  There is no direct legal authority as to the proper tax
U.S. federal income tax          treatment of the Bear Market PLUS, and consequently our special tax counsel is
purposes is uncertain, the       unable to render an opinion as to their proper characterization for U.S. federal
material U.S. federal income     income tax purposes.  Significant aspects of the tax treatment of the Bear Market
tax consequences of an           PLUS are uncertain. Pursuant to the terms of the Bear Market PLUS, you have agreed
investment in the Bear Market    with us to treat a Bear Market PLUS as a single financial contract, as described in
PLUS are uncertain               the section of this pricing supplement called "Description of Bear Market
                                 PLUS--United States Federal Income Taxation--General."  If the Internal Revenue
                                 Service (the "IRS") were successful in asserting an alternative characterization for the Bear Market PLUS, the timing and character of income or loss with respect to the Bear Market PLUS may differ.  We do not plan to request a ruling from the
                                 IRS regarding the tax treatment of the Bear Market PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.  Please read carefully the section of this pricing supplement called "Description of Bear Market
                                 PLUS--United States Federal Income Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Bear Market PLUS--United States Federal Income
                                 Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the Bear Market PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                          PS-9

========================================================================================================================

                                             DESCRIPTION OF BEAR MARKET PLUS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Bear Market PLUS" refers to each $10 principal amount of our Bear Market PLUS due February 5, 2007, Mandatorily
Exchangeable for an Amount Payable in U.S. Dollars Based Inversely on the Price of Gold. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount....................    $

Original Issue Date (Settlement Date).........    February        , 2006

Maturity Date.................................    February 5, 2007

Issue Price...................................    $10 per Bear Market PLUS

Denominations.................................    $10 and integral multiples thereof

CUSIP Number..................................    61747Y568

Interest Rate.................................    None

Specified Currency............................    U.S. dollars

Payment at Maturity...........................    At maturity, upon delivery of the Bear Market PLUS to the Trustee, we will pay with respect to the $10 principal amount of each Bear Market
                                                  PLUS an amount in cash equal to (i) if the Final Gold Price is less than or equal to the Initial Gold Price, $10 plus the Enhanced
                                                  Downside Payment or (ii) if the Final Gold Price is greater than the
                                                  Initial Gold Price, the greater of (a) $10 minus the Upside Reduction
                                                  Amount and (b) the Minimum Payment at Maturity.

                                                  We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each Bear Market PLUS, on or prior to
                                                  10:30 a.m. on the Trading Day preceding the Maturity Date (but if such
                                                  Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Bear Market PLUS to the
                                                  Trustee for delivery to DTC, as holder of the Bear Market PLUS, on the
                                                  Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See
                                                  "--Book Entry Note or Certificated Note" below, and see "The
                                                  Depositary" in the accompanying prospectus supplement.

Minimum Payment at Maturity...................    $5 per Bear Market PLUS

Enhanced Downside Payment.....................    The product of (i) $10 and (ii) 200% and (iii) the Gold Percent Decrease.

Gold Percent Decrease.........................    A fraction, the numerator of which is the Initial Gold Price minus the
                                                  Final Gold Price and the denominator of which is the Initial Gold
                                                  Price.

                                                         PS-10

========================================================================================================================

Upside Reduction Amount.......................    $10 multiplied by the Gold Percent Increase.

Gold Percent Increase.........................    A fraction, the numerator of which is the Final Gold Price minus the
                                                  Initial Gold Price and the denominator of which is the Initial Gold
                                                  Price.

Initial Gold Price............................    $            ,  the Morning Fixing Price on the day we price the
                                                  Bear Market PLUS for initial sale to the public.

Morning Fixing Price..........................    The Morning Fixing Price on any Trading Day will equal the morning fixing price per troy ounce of gold, stated in U.S. dollars, as calculated by the London Bullion Market Association ("LMBA") and
                                                  displayed on the Reuters Page known as Gold Forward Offered Rate
                                                  ("GoFo"), or any other Reuters Page that may replace GoFo, on the
                                                  Valuation Date. In certain circumstances, the Morning Fixing Price will be determined by the Calculation Agent as described under
                                                  "--Fallback Reference Dealer Determination."

Final Gold Price..............................    The Morning Fixing Price on the Valuation Date.

Valuation Date................................    The Valuation Date will be the fifth scheduled Trading Day prior to the Maturity Date, subject to adjustment as described in the following paragraph.

                                                  If there is a Market Disruption Event on the scheduled Valuation Date or if the scheduled Valuation Date is not otherwise a Trading Day, the
                                                  Valuation Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that, if a Market Disruption Event has occurred on each of the three scheduled Trading Days immediately succeeding the scheduled Valuation
                                                  Date or if any such day is otherwise not a Trading Day, the
                                                  Calculation Agent will determine the Final Gold Price on such third succeeding scheduled Trading Day in accordance with "--Fallback
                                                  Reference Dealer Determination" below.

Fallback Reference Dealer Determination.......    The Calculation Agent will determine the price (or a method for determining a price) by requesting the principal London office of each of the three leading dealers in the relevant market, selected by the
                                                  Calculation Agent, to provide a quotation for the relevant price. If at least two such quotations are provided as requested, the relevant price shall be the arithmetic mean of such quotations. If fewer than two quotations are provided as requested, the relevant price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Trading Day...................................    A day, as determined by the Calculation Agent, other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close and on which trading is generally conducted on the Relevant Exchange.

                                                         PS-11

========================================================================================================================

Relevant Exchange.............................    The London Bullion Market Association ("LMBA"), or any successor exchange or principal trading market which serves as the source of prices for gold, and any principal exchanges where options or futures contracts on gold are traded.

Book Entry Note or Certificated Note..........    Book Entry. The Bear Market PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Bear
                                                  Market PLUS. Your beneficial interest in the Bear Market PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Bear Market PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                                  Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated Note..............    Senior

Trustee.......................................    JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent.........................................    Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Reuters Page..................................    The display page so designated on the Reuters Monitor Money Rates
                                                  Service ("Reuters") or any other display page that may replace that display page on Reuters and any successor service thereto.

Calculation Agent.............................    MS & Co.

                                                  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the
                                                  Trustee and us.

                                                  All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to
                                                  .87655); all dollar amounts related to determination of the amount of cash payable per Bear Market PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward
                                                  (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Bear Market PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                                  Because the Calculation Agent is our subsidiary, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Bear Market PLUS,

                                                         PS-12

========================================================================================================================

                                                  including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Gold Price, the Final Gold Price or whether a Market Disruption Event has occurred. See "--Market Disruption Event" and "--Fallback Reference
                                                  Dealer Determination." MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event.......................    Market Disruption Event means, with respect to gold, any of Price
                                                  Source Disruption, Trading Suspension, Disappearance of Commodity
                                                  Reference Price and Tax Disruption.

Price Source Disruption.......................    Price Source Disruption means either (i) the failure of Reuters to announce or publish the relevant price specified in this pricing supplement for gold or (ii) the temporary or permanent discontinuance or unavailability of the applicable Reuters Page.

Trading Suspension............................    Trading Suspension means the material suspension of trading in gold or futures contracts related to gold on the Relevant Exchange.

Disappearance of Commodity
Reference Price...............................    Disappearance of Commodity Reference Price means either (i) the failure of trading to commence, or the permanent discontinuance of trading, in gold or futures contracts related to gold on the Relevant
                                                  Exchange or (ii) the disappearance of, or of trading in, gold.

Tax Disruption................................    Tax Disruption means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, gold (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of this pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on the Valuation Date from what it would have been without that imposition, change or removal.

Alternate Exchange Calculation
  in Case of an Event of Default..............    In case an event of default with respect to the Bear Market PLUS shall have occurred and be continuing, the amount declared due and payable per Bear Market PLUS upon any acceleration of the Bear Market PLUS (an
                                                  "Event of Default Acceleration") shall be determined by the
                                                  Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated using the Morning Fixing Price as of the date of such acceleration as the Final Gold Price.

                                                  If the maturity of the Bear Market PLUS is accelerated because of an event of default as described above, we shall, or shall cause the
                                                  Calculation Agent to, provide written notice to the Trustee at its New
                                                  York office, on which notice the Trustee may conclusively rely, and to
                                                  DTC of the cash amount due with respect to the Bear Market PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

                                                         PS-13

========================================================================================================================

Historical Information........................    The following table sets forth the last published high, low, and end-of-quarter price for each calendar quarter from January 1, 2000 through December 28, 2005. The Morning Fixing Price on December 28,
                                                  2005 was 512.55. We obtained the information in the table below from
                                                  Bloomberg Financial Markets, without independent verification. The historical prices and price performance should not be taken as an indication of future performance, and no assurance can be given as to the Morning Fixing Price on the Valuation Date. The price of gold may increase so that you will receive a payment at maturity that is less than the principal amount of the Bear Market PLUS. We cannot give you any assurance that the price of gold will decrease so that at maturity you will receive a payment in excess of the principal amount of the
                                                  Bear Market PLUS.

                                                  If the Final Gold Price is greater than the Initial Gold Price, you will lose money on your investment and may lose up to 50% of your investment.

                                                                               High         Low       Period End
                                                                            ---------- ----------- ---------------
                                                  2000
                                                  First Quarter...........    316.20       275.90       278.40
                                                  Second Quarter..........    292.50       270.70       291.50
                                                  Third Quarter...........    291.50       269.70       273.60
                                                  Fourth Quarter..........    276.40       264.40       273.60
                                                  2001
                                                  First Quarter...........    273.60       255.10       257.90
                                                  Second Quarter..........    287.80       255.60       271.30
                                                  Third Quarter...........    293.30       264.60       292.40
                                                  Fourth Quarter..........    292.50       272.20       279.00
                                                  2002
                                                  First Quarter...........    303.50       278.40       302.60
                                                  Second Quarter .........    327.80       298.80       313.90
                                                  Third Quarter...........    326.00       301.50       323.90
                                                  Fourth Quarter..........    349.20       310.70       348.20
                                                  2003
                                                  First Quarter...........    379.00       362.10       335.90
                                                  Second Quarter .........    372.20       321.50       346.30
                                                  Third Quarter...........    387.50       342.20       385.40
                                                  Fourth Quarter..........    417.20       369.20       416.10
                                                  2004
                                                  First Quarter...........    427.30       392.70       427.30
                                                  Second Quarter..........    427.80       374.90       393.00
                                                  Third Quarter...........    418.70       387.00       418.70
                                                  Fourth Quarter..........    456.00       413.20       438.40
                                                  2005
                                                  First Quarter...........    446.80       412.60       428.70
                                                  Second Quarter..........    441.70       415.30       437.10
                                                  Third Quarter...........    472.30       420.20       469.00
                                                  Fourth Quarter (through
                                                     December 28, 2005) ..    528.40       457.90       512.55

Use of Proceeds and Hedging...................    The net proceeds we receive from the sale of the Bear Market PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Bear Market PLUS through one or more of our subsidiaries. The original issue price of the Bear Market
                                                  PLUS includes the Agent's

                                                         PS-14

========================================================================================================================

                                                  Commissions (as shown on the cover page of this pricing supplement)
                                                  paid with respect to the Bear Market PLUS and the cost of hedging our obligations under the Bear Market PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of
                                                  Proceeds" in the accompanying prospectus.

                                                  On or prior to the day we price the Bear Market PLUS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Bear Market PLUS by taking short positions in futures or options contracts (or long positions in put contracts) on gold or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase or sale activity could potentially decrease the price of gold, and therefore effectively decrease the level at which gold must close before you would receive at maturity a payment that exceeds the principal amount of the Bear
                                                  Market PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Bear Market PLUS by purchasing and selling futures or options contracts on gold or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by purchasing any such securities or instruments on the Valuation Date.
                                                  We cannot give any assurance that our hedging activity will not affect the price of gold and, therefore, adversely affect the value of the
                                                  Bear Market PLUS or the payment you will receive at maturity.

Supplemental Information Concerning
  Plan of Distribution........................    Under the terms and subject to the conditions contained in the U.S.
                                                  distribution agreement referred to in the prospectus supplement under
                                                  "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Bear Market PLUS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Bear
                                                  Market PLUS directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in excess of $ per Bear Market PLUS to other dealers, which may include Morgan Stanley DW Inc., Morgan Stanley &
                                                  Co. International Limited and Bank Morgan Stanley AG. We expect to deliver the Bear Market PLUS against payment therefor in New York, New
                                                  York on February , 2006. After the initial offering of the Bear Market
                                                  PLUS, the Agent may vary the offering price and other selling terms from time to time.

                                                  In order to facilitate the offering of the Bear Market PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Bear Market PLUS. Specifically,

                                                         PS-15

========================================================================================================================

                                                  the Agent may sell more Bear Market PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the Bear Market PLUS for its own account. The Agent must close out any naked short position by purchasing the Bear Market PLUS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Bear Market PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Bear Market PLUS in the open market to stabilize the price of the Bear Market PLUS. Any of these activities may raise or maintain the market price of the Bear Market PLUS above independent market levels or prevent or retard a decline in the market price of the Bear Market PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Bear Market PLUS. See "--Use of
                                                  Proceeds and Hedging" above.

                                                  General

                                                  No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Bear Market PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Bear Market PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                                  The Agent has represented and agreed, and each dealer through which we may offer the Bear Market PLUS has represented and agreed, that it (i)
                                                  will comply with all applicable laws and regulations in force in each
                                                  non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Bear Market PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Bear Market PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Bear Market PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                                  Brazil

                                                  The Bear Market PLUS may not be offered or sold to the public in
                                                  Brazil. Accordingly, the offering of the Bear Market PLUS has not been submitted to the Comissao de Valores Mobiliarios for

                                                         PS-16

========================================================================================================================

                                                  approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                                  Chile

                                                  The Bear Market PLUS have not been registered with the
                                                  Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Bear
                                                  Market PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                                  Hong Kong

                                                  The Bear Market PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The
                                                  Agent has not issued and will not issue any advertisement, invitation or document relating to the Bear Market PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bear Market PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors"
                                                  within the meaning of the Securities and Futures Ordinance (Cap. 571)
                                                  of Hong Kong and any rules made thereunder.

                                                  Mexico

                                                  The Bear Market PLUS have not been registered with the National
                                                  Registry of Securities maintained by the Mexican National Banking and
                                                  Securities Commission and may not be offered or sold publicly in
                                                  Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                                  Singapore

                                                  This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary
                                                  Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Bear Market PLUS may not be circulated or distributed, nor may the
                                                  Bear Market PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances

                                                         PS-17

========================================================================================================================

                                                  in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Bear
                                                  Market PLUS to the public in Singapore.

ERISA Matters for Pension Plans and
  Insurance Companies.........................    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974,
                                                  as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Bear Market
                                                  PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                  In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter
                                                  Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest"
                                                  within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Bear Market PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Bear Market PLUS are acquired pursuant to an exemption from the
                                                  "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                                  The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Bear Market PLUS. Those class exemptions are PTCE
                                                  96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE
                                                  84-14 (for certain transactions determined by independent qualified asset managers).

                                                  Because we may be considered a party in interest with respect to many
                                                  Plans, the Bear Market PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets"
                                                  by reason of any Plan's investment in the entity (a "Plan Asset
                                                  Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under

                                                         PS-18

========================================================================================================================

                                                  PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the
                                                  Bear Market PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Bear
                                                  Market PLUS that either (a) it is not a Plan or a Plan Asset Entity, is not purchasing such securities on behalf of or with "plan assets"
                                                  of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                                  Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested.
                                                  Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                                                  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Bear Market PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                  Purchasers of the Bear Market PLUS have exclusive responsibility for ensuring that their purchase, holding and disposition of the Bear
                                                  Market PLUS do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

 United States Federal Income Taxation........    The following summary is based on the advice of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the Bear Market PLUS that (i) purchase the Bear
                                                  Market PLUS at their Issue Price and (ii) will hold the Bear Market
                                                  PLUS as capital assets within the meaning of Section 1221 of the Code.
                                                  This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.
                                                  This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws, such as:

                                                  o   certain financial institutions;

                                                  o   tax-exempt organizations;

                                                  o   dealers and certain traders in securities or foreign currencies;

                                                         PS-19

========================================================================================================================

                                                  o   investors holding the Bear Market PLUS as part of a hedging transaction, straddle, conversion or other integrated transaction;

                                                  o   U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                                                  o   partnerships;

                                                  o   regulated investment companies;

                                                  o   real estate investment trusts;

                                                  o   nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                                                  o   corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                                  o   Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                                  o   Non-U.S. Holders for whom income or gain in respect of the Bear
                                                      Market PLUS is effectively connected with a trade or business in the United States;

                                                  o   Non-U.S. Holders who are individuals having a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States;
                                                      and

                                                  o   Non-U.S. Holders that hold, or will hold, actually or
                                                      constructively, more than 5% of the Bear Market PLUS.

                                                  As the law applicable to the U.S. federal income taxation of instruments such as the Bear Market PLUS is technical and complex, the discussion below necessarily represents only a general summary.
                                                  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                                  If you are considering purchasing the Bear Market PLUS, you are urged to consult your own tax advisor with regard to the application of the
                                                  U.S. federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                                                  General

                                                  Pursuant to the terms of the Bear Market PLUS, we and every investor in the Bear Market PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a
                                                  Bear Market PLUS for all tax purposes as a single financial contract with respect to the price of gold that (i) requires the investor to pay us at inception an amount equal to the purchase price of the Bear
                                                  Market PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the price of gold. The characterization of the Bear Market PLUS described above is not, however, binding on the
                                                  IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the Bear Market PLUS (or of similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the Bear Market PLUS (or similar instruments), Tax
                                                  Counsel is unable to render an

                                                         PS-20

========================================================================================================================

                                                  opinion as to whether the U.S. federal income tax characterization of the Bear Market PLUS stated above should be respected. Significant aspects of the U.S. federal income tax consequences of an investment in the Bear Market PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the Bear Market PLUS (including possible alternative characterizations of the Bear Market PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                                                  U.S. Holders

                                                  As used herein, the term "U.S. Holder" means, for U.S. federal income tax purposes, a beneficial owner of a Bear Market PLUS that is:

                                                  o   a citizen or resident of the United States;

                                                  o   a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof; or

                                                  o   an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

                                                  Tax Treatment of the Bear Market PLUS

                                                  Assuming the characterization of the Bear Market PLUS as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                                  Tax basis. A U.S. Holder's tax basis in the Bear Market PLUS will equal the amount paid by the U.S. Holder to acquire the Bear Market
                                                  PLUS.

                                                  Settlement of the Bear Market PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the Bear Market PLUS.

                                                  Sale or exchange of the Bear Market PLUS. Upon a sale or exchange of the Bear Market PLUS prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S.
                                                  Holder's tax basis in the Bear Market PLUS sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the
                                                  U.S. Holder held the Bear Market PLUS for more than one year at the time of disposition.

                                                         PS-21

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                                                  Possible Alternative Tax Treatments of an Investment in the Bear
                                                  Market PLUS

                                                  Due to the absence of authorities that directly address the proper tax treatment of the Bear Market PLUS, no assurance can be given that the
                                                  IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the Bear
                                                  Market PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                                  If the IRS were successful in asserting that the Contingent Payment
                                                  Regulations applied to the Bear Market PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the Bear Market PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S.
                                                  Holder at maturity or upon a sale or other disposition of the Bear
                                                  Market PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                                  Even if the Contingent Payment Regulations do not apply to the Bear
                                                  Market PLUS, other alternative federal income tax characterizations of the Bear Market PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the
                                                  Bear Market PLUS. It is possible, for example, that a Bear Market PLUS could be treated as a unit consisting of a loan and a financial contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the Bear Market PLUS.

                                                  Backup Withholding and Information Reporting

                                                  A U.S. Holder of the Bear Market PLUS may be subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the
                                                  U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the
                                                  IRS. In addition, a U.S. Holder of the Bear Market PLUS may also be subject to information reporting requirements, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                                         PS-22

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                                                  Non-U.S. Holders

                                                  The discussion under this heading applies to you only if you are a
                                                  "Non-U.S. Holder." A Non-U.S. Holder means, for U.S. federal income tax purposes, a beneficial owner of a Bear Market PLUS that is:

                                                  o   a nonresident alien individual;

                                                  o   a foreign corporation; or

                                                  o   a foreign trust or estate.

                                                  Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Bear
                                                  Market PLUS. Assuming our characterization of the Bear Market PLUS is respected, a Non-U.S. Holder of the Bear Market PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder, except that gain from the sale or exchange of the Bear Market PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a non-resident alien individual and is present in the United States for
                                                  183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                                                  If all or any portion of a Bear Market PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Bear Market PLUS would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "--Information Reporting and Backup Withholding"
                                                  were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the
                                                  Code.

                                                  Estate Tax. Non-U.S. Holders who are individuals, and entities the property of which is potentially includible in the gross estate of a
                                                  non-U.S. individual for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Bear Market PLUS are likely to be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Bear Market PLUS.

                                                  Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with the payment on the Bear
                                                  Market PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the
                                                  Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for
                                                  U.S. federal income

                                                         PS-23

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                                                  tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-24